Exhibit 3.1
                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                           GENERAL COMMUNICATION, INC.


          The following are the Restated Articles of Incorporation of General Communication, Inc., adopted by the Board of Directors of that corporation by a unanimous vote at a meeting held on November 27, 2000, and are executed by that corporation through its president and its secretary and verified by its secretary. These Restated Articles of Incorporation correctly set forth, without change, all of the operative provisions of the Articles of Incorporation as amended up to that time, and these Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments to them.


                                    ARTICLE I

          The name of the corporation is General Communication, Inc. ("Corporation").


                                   ARTICLE II

          The duration of this Corporation shall be perpetual.


                                   ARTICLE III

          The Corporation is organized for the purposes of transacting any and all lawful business for which corporations may be incorporated under the Alaska Corporations Code (AS 10.06).


                                   ARTICLE IV

          (a) The total number of shares of stock which the Corporation shall have authority to issue is one hundred eleven million shares divided into the following classes:

                 (i) One hundred million shares of Class A Common Stock;


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                (ii) Ten million shares of Class B Common Stock; and

               (iii) One million shares of Preferred Stock.

          (b) Each share of Class A Common Stock shall be identical in all respects with the Class B Common Stock, except that each holder of Class A Common Stock shall be entitled to one vote for each share of such stock held, and each holder of Class B Common Stock shall be entitled to ten votes for each share of such stock held.

          (c) The Board of Directors is authorized, subject to the provisions of this Article IV, to provide for the issuance of Preferred Stock from time to time in one or more series, specifying the number of shares initially constituting the series, with such distinctive serial designations, rights, preferences and limitations of the shares of each such series, including but not limited to terms and conditions under which the shares may be redeemed, in whole or in part, as the Board of Directors shall establish. The board is further authorized to increase or decrease, but not below the number of shares then outstanding, the number of shares of a series after the issuance of shares of that series.

          (d) Notwithstanding the fixing of the number of shares constituting a particular series upon the issuance thereof, the Board of Directors may, at any time thereafter, authorize the issuance of additional shares of the same series or may reduce the number of shares constituting such series, provided that such number shall not be reduced to less than the number of shares of such series then issued and outstanding.

          (e) Except as may be determined by the Board of Directors of the Corporation pursuant to paragraph (c) of this Article IV with respect to the Preferred Stock, and except as otherwise expressly required by the laws of the state of Alaska, as then in effect, the holders of the Class A Common Stock and the holders of the Class B Common Stock shall vote with the holders of voting shares of the Preferred Stock, if any, as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the Corporation.

          (f) Except as otherwise expressly required by law, any and all rights, titles, interests and claims in or to any dividends declared by the Corporation whether in cash, stock or otherwise, which are unclaimed by the shareholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the Corporation, its transfer agents or other agents or depositories, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any person whatsoever.

          (g) Each share of Class B Common Stock shall be convertible, at the option of the holder thereof, into one share of Class A Common Stock. To exercise the conversion option, a holder of Class B shares must deliver the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in


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blank, to the Secretary of the Corporation, and at the same time, notify the
Secretary in writing of such holder's desire to so convert and instruct the Secretary as to the number of shares he or she wishes converted. Upon receipt by the Secretary of the foregoing certificates and instructions, the Corporation shall cause to be issued to the holder of the Class B Common Stock one share of Class A Common Stock for each share of Class B Common Stock requested to be converted, issuing and delivering to such holder certificates for shares of Class A Common Stock issued upon such conversion and all shares of Class B Common Stock remaining unconverted, if any, represented by such certificates. A number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock outstanding shall, from time to time, be set aside and reserved for issuance upon conversion of Class B Common Stock. Class A Common Stock shall not be convertible into Class B Common Stock.

          (h) At each election for directors, every shareholder entitled to vote at such election will have the right to vote in person or by proxy, the number of shares owned by that shareholder for as many persons as there are directors to be elected and for whose election that shareholder has a right to vote, and such a shareholder will not be allowed to cumulate that shareholder's votes.

          (i) The Corporation will have the power to redeem and otherwise buy back a portion or all of any or all classes or series of shares of its stock as allowed by law, including AS 10.06.325, and as the Board of Directors, in its sole discretion, will deem advisable.


                                    ARTICLE V

          (a) The governing body of this Corporation shall be a Board of Directors. The number of directors shall be determined in the manner provided in the Bylaws of the Corporation; provided, however, that the number of directors shall not be less than three nor more than twelve.

          (b) Upon the establishment of the Board of Directors of the Corporation as having three or more members ("Class Date"), that board will be divided into three classes: Class I, Class II and Class III. Each such class will consist, as nearly as possible, of one-third of the whole number of the Board of Directors. Directors in office on the Class Date will be divided among such classes and in such manner, consistent with the provisions of this Article V, as the Board of Directors may determine by resolution. The initial Class I directors so determined shall serve until the next annual meeting of stockholders of the Corporation following such date. The initial Class II directors so determined shall serve until the second annual meeting of stockholders of the Corporation following such date. The initial Class III directors so determined shall serve until the third annual meeting of stockholders of the Corporation following such date. In the case of each such class, such


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directors shall serve, subject to their earlier death, resignation or removal in accordance with these Articles of Incorporation, the Bylaws of the Corporation and the laws of the State of Alaska, until their respective successors shall be elected and shall qualify. At each annual meeting of stockholders after the date of such filing, the directors chosen to succeed those whose terms shall have expired shall be elected to hold office for a term to expire at the third succeeding annual meeting of stockholders after their election and, subject to their earlier death, resignation or removal in accordance with these Articles of Incorporation, the Bylaws of the Corporation and the laws of the State of Alaska, until their respective successors shall be elected and shall qualify. If the number of directors is changed, any increase or decrease shall be apportioned among such classes so as to maintain all classes as equal in number as possible, and any additional director elected to any class shall hold office for a term which shall coincide with the terms of the other directors in such class. Any vacancy occurring on the Board of Directors caused by death, resignation, removal or otherwise, and any newly created directorship resulting from an increase in the number of directors on that Board, may be filled by the directors then in office, although such directors are less than a quorum, or by the sole remaining director. Each director chosen to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and, subject to that director's earlier death, resignation or removal in accordance with these Articles of Incorporation, the Bylaws of the Corporation and the laws of the State of Alaska, until that director's successor shall be duly elected and shall qualify.

          (c) The Corporation shall have the power to issue and sell any stock, in exchange for such consideration (whether cash, services, assets or stock of or any interest in any business, or any other property, real or personal, whatsoever) as the Board of Directors, in its sole discretion, shall deem advisable. Any stock so issued or sold by the Corporation shall be deemed fully paid and non-assessable.


                                   ARTICLE VI

          The capital stock of this Corporation shall not be assessable. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of this Corporation.


                                   ARTICLE VII

          No shareholder of the Corporation shall have any preemptive right to subscribe for, purchase or receive, or to be offered the opportunity to subscribe for, purchase or receive, any part of any shares of stock of the Corporation of any class, whether now or hereafter authorized and whether unissued shares or not, at any time issued or sold by the Corporation, or any part of any options, warrants, rights, bonds,


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debentures or other evidences of indebtedness or any other securities of the
Corporation convertible into, exchangeable or exercisable for, or otherwise entitling the holder thereof to purchase or receive, any such shares. Any and all of such shares, options, warrants, rights, bonds, debentures or other evidences of indebtedness or other securities of the Corporation convertible into, exchangeable or exercisable for, or otherwise entitling the holder thereof to purchase or receive, any such shares may be issued and disposed of by the Board of Directors on such terms and for such consideration, so far as may be permitted by applicable law, and to such person or persons, as the Board of Directors in its absolute discretion may deem advisable.


                                  ARTICLE VIII

          The Corporation shall indemnify, to the full extent permitted by, and in the manner permissible under, the laws of the State of Alaska and any other applicable laws, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that the person is or was a director, officer, employee or agent of this Corporation or is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. The foregoing provisions of this Article VIII will be deemed to be a contract between this Corporation and each director and officer who serves in such capacity at any time while this Article VIII is in effect, and any repeal or modification of this Article VIII shall not affect any rights or obligations then existing with respect to any statement of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such statement of facts. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer or his legal representative may be entitled apart from the provisions of this Article VIII.


                                   ARTICLE IX

          As of the date of these Restated Articles of Incorporation, the Corporation had no alien affiliates.


                                    ARTICLE X

          Only the Board of Directors is expressly authorized and empowered to adopt, alter, amend or repeal any provision or all of the Bylaws of this Corporation, to the exclusion of the outstanding shares of the Corporation.


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                                   ARTICLE XI

          By the affirmative vote of at least 75% of the directors, the Board of Directors may designate an Executive Committee, all of whose members shall be directors, to manage and operate the affairs of the Corporation or particular properties or enterprises of the Corporation. Subject to limitations provided by the laws of the State of Alaska, said committee shall have the power to perform or authorize any act that could be done or accomplished by the majority action of all the directors of the Corporation. The Board of Directors may by resolution establish other committees than an Executive Committee and shall specify with particularity the powers and duties of any such committees.


                                   ARTICLE XII

          Notwithstanding the Corporation's incorporation prior to the effective date of the Alaska Corporations Code, the Corporation elects to be governed by the provisions of the Alaska Corporations Code not otherwise applicable to it because the Corporation existed at the effective date of that code and, in particular, the voting provisions of AS 10.06.504 - 10.06.506 of that code pertaining to the procedure to amend articles of incorporation and class voting on amendments to those articles.


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          IN WITNESS WHEREOF, the Corporation through its corporate officers hereby executes these Restated Articles of Incorporation of General Communication, Inc. on this 27th day of November, 2001.

                                GENERAL COMMUNICATION, INC.


                                By:   /s/
                                   Ronald A. Duncan
                                   President


                                By:   /s/
                                   John M. Lowber
                                   Secretary
                                                                     [ S E A L ]


STATE OF ALASKA            )
                           ) ss.
THIRD JUDICIAL DISTRICT    )

         BEFORE ME, the undersigned authority, personally appeared JOHN M. LOWBER, who, first by me being duly sworn, deposes and states that he is the secretary of General Communication, Inc., that he has read the above and foregoing RESTATED ARTICLES OF INCORPORATION OF GENERAL COMMUNICATION, INC. and knows the contents therein; and that each and all of said facts and matters are true and correct to the best of his information and belief.


                                      /s/
                                   John M. Lowber



         SUBSCRIBED AND SWORN to before me this 27th day of November, 2001.


                                      /s/
                                   Notary Public in and for Alaska
                                   My Commission Expires:   1/17/01


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